  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1997
                                                   REGISTRATION NO. 333-________

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------

                        NEUTRAL POSTURE ERGONOMICS, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                                   74-2563656
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
 of incorporation or organization)


                              3904 N. TEXAS AVENUE
                               BRYAN, TEXAS 77803
          (Address of principal executive offices, including Zip Code)

         NEUTRAL POSTURE ERGONOMICS, INC. 1997 OMNIBUS SECURITIES PLAN
                            (Full title of the plan)

                           -------------------------

                               REBECCA E. BOENIGK
                            CHIEF EXECUTIVE OFFICER
                        NEUTRAL POSTURE ERGONOMICS, INC.
                              3904 N. TEXAS AVENUE
                               BRYAN, TEXAS 77803
                                 (409) 778-0502
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:

                                 GREG R. SAMUEL
                             HAYNES AND BOONE, LLP
                             3100 NATIONSBANK PLAZA
                                901 MAIN STREET
                           DALLAS, TEXAS  75202-3789
                                 (214) 651-5000

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                Proposed Maximum      Proposed Maximum      Amount of
           Title of Each Class               Amount to be      Offering Price Per    Aggregate Offering   Registration
     of Securities to be Registered           Registered            Share (1)            Price (1)             Fee
----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01 per
 share  . . . . . . . . . . . . . . .       200,000 shares            $6.75              $1,350,000          $409.09
======================================================================================================================

(1) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, based upon the average of the high and low price of the Common Stock, as registered on the Nasdaq National Market, on October 21, 1997.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Neutral Posture Ergonomics, Inc. (hereinafter referred to as the "Registrant" or the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Prospectus filed on October 21, 1997, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the offering of Common Stock registered pursuant to the Registrant's Registration Statement on Form SB-1 (Registration No. 333-33675), containing audited financial statements of the Registrant for fiscal year ended June 30, 1997.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed on Form 8-A (Commission File No. 000-23207) as filed with the Commission on October 15, 1997.

         (c) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                                 Legal Matters

         The validity of the shares of Common Stock being sold in this offering will be passed upon for the Company by Haynes and Boone, LLP of Dallas, Texas, special counsel to the Company.

                                    Experts

         The financial statements of Neutral Posture Ergonomics, Inc. as of June 30, 1997, and for each of the two years then ended, incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon also incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended and Restated Articles of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the Texas Business Corporation Act (the "TBCA"). Pursuant to the provisions of Article 2.02-1 of the TBCA, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines, and amounts paid in settlement actually incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The statute further provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, resolution of shareholders or directors, or otherwise.

         The Company's Amended and Restated Articles of Incorporation also provides that the liability of the directors of the Company to the Company or its shareholders for monetary damages for acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of the State of Texas and any other applicable law, as such laws now exist and to such greater extent as they may provide in the future.

         The Company has directors' and officers' liability insurance which provides coverage for the directors and officers and the Company for securities-related exposures arising out of an offering document and open market securities transactions. In addition, coverage has been provided for the directors and officers for certain non-securities related acts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)         to include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of October, 1997.

                                          NEUTRAL POSTURE ERGONOMICS, INC.


                                          By:    /s/ REBECCA E. BOENIGK
                                             ----------------------------------
                                                    Rebecca E. Boenigk
                                                    Chairman of the Board
                                                 and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Rebecca E. Boenigk and David W. Campbell, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         In accordance with to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 was signed by the following persons in the capacities stated below on the 22nd day of October, 1997:

           SIGNATURE                                           TITLE
           ---------                                           -----
/s/ Rebecca E. Boenigk                            Chairman of the Board, Chief
--------------------------------------           Executive Officer and Director
         Rebecca E. Boenigk                       (Principal Executive Officer)


/s/ David W. Campbell                              President and Director
--------------------------------------
         David W. Campbell


/s/ Gregory A. Katt                             Vice President, Chief Financial
--------------------------------------          Officer and Secretary/Treasurer
         Gregory A. Katt                           (Principal Financial and
                                                      Accounting Officer)


/s/ Jerome J. Congleton                         Director
--------------------------------------
         Jerome J. Congleton


/s/ Ronald L. Jones                             Director
--------------------------------------
         Ronald L. Jones


/s/ James W. Thompson                           Director
--------------------------------------
         James W. Thompson


/s/ Cynthia Pladziewicz                         Director
--------------------------------------
         Cynthia Pladziewicz

                               INDEX TO EXHIBITS

   EXHIBIT NO.                   EXHIBIT
   -----------                   -------
     4.1     --      Amended and Restated Articles of Incorporation of the
                     Company, filed as Exhibit 2.1 to the Company's
                     Registration Statement on Form SB-1 (File No. 333-33675)
                     and incorporated by reference therein.

     4.2     --      Amended and Restated Bylaws of the Company, filed as
                     Exhibit 2.2 to the Company's Registration Statement on
                     Form SB-1 (File No. 333-33675) and incorporated by
                     reference therein.

     4.3     --      Specimen Common Stock Certificate, filed as Exhibit 3.1
                     to the Company's Registration Statement on Form SB-1
                     (File No. 333-33675) and incorporated by reference
                     therein.

     4.4     --      Neutral Posture Ergonomics, Inc. 1997 Omnibus Securities
                     Plan, dated as of July 1, 1997, filed as Exhibit 6.23
                     to the Company's Registration Statement on Form SB-1
                     (File No. 333-33675) and incorporated by reference
                     therein.

     5.1*    --      Opinion of Haynes and Boone, LLP.

    23.1*    --      Consent of Deloitte & Touche LLP.

    23.2*    --      Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

    24.1*    --      Power of Attorney (included on signature page).

----------------------------
       * Filed herewith.